UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2013

Vantage Drilling Company

(Exact name of registrant as specified in its charter)

Cayman Islands

(State or other jurisdiction of incorporation)

001-34094	N/A
(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 800 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 20, 2013, Offshore Group Investment Limited (“OGIL”), a wholly-owned subsidiary of Vantage Drilling Company (the “Company”), and its wholly-owned subsidiary Vantage Delaware Holdings, LLC, as borrowers, and the Company and certain of its subsidiaries as guarantors, entered into Amendment No. 1 to Term Loan Agreement (the “Amendment”), which amends the Company’s existing $500 million Term Loan Agreement originally dated October 25, 2012 (the “Original Term Loan”), with Citibank N.A., as administrative agent, and Wells Fargo Bank, National Association, as collateral agent. The Amendment includes as an exhibit a complete amendment and restatement of the Original Term Loan (such amended and restated agreement, the “Amended and Restated Term Loan”). The Amended and Restated Term Loan became effective on November 22, 2013.

Pursuant to the Amendment, the interest rates applicable to the Original Term Loan were modified to (i) decrease the adjusted LIBOR margin from 5.0% per annum to 4.0% per annum, (ii) decrease the ABR margin from 4.0% to 3.0%, and (iii) decrease the LIBOR floor from 1.25% per annum to 1.0% per annum. The Amendment also modified various covenants, representations and warranties to conform to the Company’s other outstanding term loan dated March 28, 2013.

Additionally, the Amendment reflects a decrease in the principal amount due under the Amended and Restated Term Loan from $500 million to $475 million as a result of the Company making scheduled repayments under the Original Term Loan. Neither the maturity date nor the scheduled repayments set forth in the Original Term Loan have been modified by the Amended and Restated Term Loan. Further, various covenants and events of default, including covenants that restrict the granting of liens on certain assets, restrict the incurrence of indebtedness, limit dividends, and certain restricted payments have not been modified by the Amended and Restated Term Loan.

The Amended and Restated Term Loan and the related guarantees continue to be secured by a first priority security interest in the Emerald Driller, the Sapphire Driller, the Topaz Driller, the Aquamarine Driller, the Platinum Explorer, the Titanium Explorer and the Tungsten Explorer. The Amended and Restated Term Loan and the related guarantees also continue to be secured by certain other assets of OGIL and the guarantors (other than the Company) and by a pledge of the shares of OGIL and the guarantors (other than the Company), in each case, subject to certain exceptions and permitted liens.

The foregoing does not purport to be a complete summary of the terms of the Amendment or the Amended and Restated Term Loan, both of which are contained in Exhibit 10.1 hereto.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information provided under Item 1.01 with respect to the Amendment and Amended and Restated Term Loan is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Amendment No. 1 to Term Loan Agreement dated November 20, 2013, amending and restating the Term Loan Agreement dated as of October 25, 2013, by and among OGIL and Vantage Delaware Holdings, LLC, as borrowers, Vantage as a guarantor, the other guarantors party thereto, Citibank N.A., as administrative agent, and Wells Fargo Bank, National Association, as collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTAGE DRILLING COMPANY

Date: November 22, 2013	By:	/s/ Douglas G. Smith
Douglas G. Smith Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

10.1	Amendment No. 1 to Term Loan Agreement dated November 20, 2013, amending and restating the Term Loan Agreement dated as of October 25, 2013, by and among OGIL and Vantage Delaware Holdings, LLC, as borrowers, Vantage as a guarantor, the other guarantors party thereto, Citibank N.A., as administrative agent, and Wells Fargo Bank, National Association, as collateral agent.